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                                                                    Exhibit 99.2

              TERMINATION, SEVERANCE AND GENERAL RELEASE AGREEMENT

         This Termination, Severance and General Release Agreement ("this Agreement"), dated as of March 18, 2002, is entered into by and between Allan Brown ("Executive") and his employer Simon Worldwide, Inc. and its subsidiary Simon Marketing, Inc. (together "Simon" or "the Company").

         Reference is made to the above-named parties' Employment Agreement dated September 1, 1999, ("the Employment Agreement"), and to their Retention and Amendment Agreement dated August 29, 2001 ("the Retention Agreement").

         Executive and Simon have agreed, and hereby confirm, that it is in their mutual best interests to terminate Executive's employment on the terms described below.

         NOW THEREFORE, the parties agree as follows:

         1. TERMINATION OF EMPLOYMENT. Subject to Executive's receipt of the payment provided for in Paragraph 3 hereof, effective as of March 18, 2002 (the "Effective Date"), Executive's employment shall be terminated, in any capacity, including his senior management positions with Simon and affiliates and any and all other positions held by him with Simon, except Executive shall remain on the Simon Worldwide, Inc. Board of Directors until such time, if at all, that the Simon Worldwide, Inc. Board of Directors, under its bylaws, or otherwise, is reduced to three members, consisting of J. Anthony Kouba, George Golleher and Joseph Bartlett. While serving on Simon Worldwide, Inc.'s Board, Executive shall be paid $6,250 per quarter plus $2,000 for each Board or Committee meeting he attends. Simon shall reimburse Executive for the medical expenses and benefits, personal attorneys' and accountants' and club-membership fees incurred by him through the Effective Date. In addition, Simon shall reimburse Executive for the personal attorneys' and accountants' and club-membership fees incurred by him from the day following the Effective Date through March 31, 2002, up to a total maximum reimbursement amount of $10,000. Simon's obligation to reimburse Executive for the fees described above shall be subject to Executive's providing appropriate documentation of such fees, and Executive shall exercise his best efforts to provide such documentation to Simon by March 31, 2002. If Executive is unable despite such efforts to provide any such documentation to Simon by March 31, 2002, Executive shall do so as soon thereafter as he is able.

         2. TERMINATION OF AGREEMENTS. Except as specifically otherwise provided in this Agreement, upon Executive's receipt of the payment provided for in Paragraph 3 hereof, the Employment Agreement, the Retention Agreement, the Control Agreement (as defined in the Retention Agreement) and any and all other agreements between Executive and the Company shall all be terminated, and all rights and obligations under said Agreements shall be deemed mutually cancelled, waived, released and terminated. Such terminated and released rights and obligations specifically include, but are not limited to, the following: payment and enforcement of any loans (except in connection with the $575,000 non-recourse loan from Simon to Executive of June 9, 1997, Executive shall release and transfer to Simon the pledged 52,904 shares of the common stock of Simon in full payment of said

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loan), lines of credit, pledges, interest and promissory notes; the payment of any salaries, bonuses, expense reimbursements or benefits of any description that otherwise would be incurred by Executive on or after the Effective Date; any termination rights, obligations, causes or actions; any non-competition and non-solicitation obligations; and any confidentiality obligations. On and after the Effective Date, Simon and Executive shall have (i) no further employment relationship, and (ii) no further contractual relationship except as may arise out of this Agreement, or as may be created by future agreements in writing. Executive waives any right or claim to reinstatement as an employee or officer of Simon and will not seek such reinstatement, appointment or retention in the future with Simon, and Simon shall not take any action, direct or indirect, to interfere with Executive's new employment and/or business ventures. In this regard, Executive is free to engage in any business he may choose; provided, however, Executive covenants that until all disputes between McDonald's Corporation ("McDonald's") and its affiliates on the one hand and Simon and its affiliates on the other hand have been finally resolved through a settlement or a final court judgment, he will not, without the prior written consent of Simon, on his own behalf or on behalf of any person, firm or company, directly or indirectly, consult or contact McDonald's or any of its subsidiaries, affiliates, associated companies, suppliers or agents with respect to any matter relating to McDonald's; provide service to, or solicit or seek to procure orders from or do business with McDonald's; or sell, provide or cause to be manufactured any toys, promotional premiums, or other goods for sale or distribution by McDonald's or any of its restaurants anywhere in the world.

         3. PAYMENT. On the Effective Date, Simon shall deliver to Executive a lump-sum payment in the gross amount of $998,000, less payroll deductions required by law, as a liquidated payment in resolution of all liabilities and disputes among the parties. This payment shall be inclusive of any and all amounts (including accrued, unused vacation time) to which Executive otherwise would have been entitled under the Employment Agreement, the Retention Agreement or any other agreement between the parties, or otherwise as a result of Executive's employment by Simon.

         4. INDEMNITY. In addition to the indemnity provisions of Paragraph 5 of the Employment Agreement, the Indemnification Agreement between Executive and Simon dated as of February 6, 2002, and the contemplated Indemnification Trust Agreement, Simon shall continue in effect, and arrange at its expense for Executive to be protected by the same indemnity agreements, arrangements and insurance policies to the broadest extent currently afforded, and as may, on or after the Effective Date, be afforded to the other officers and/or directors of the Company. The same indemnification provisions shall also cover Executive's future consultation services under Paragraph 5 below.

         5. CONSULTING. On and after the Effective Date, during the Consulting Term, which is six (6) consecutive months immediately following the Effective Date, Executive shall make himself available at reasonable times and upon reasonable notice by Simon to consult with Simon, on a non-exclusive basis. The specific nature and extent of consulting services to be rendered shall be determined by Simon from time to time; provided, however, Executive shall be available to provide consulting services only in Los Angeles, California. During the Consulting Term, (a) Simon shall pay Executive a consulting fee of $46,666 per month (whether or not Simon utilizes Executive's consulting services); (b) Simon shall pay

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the monthly premiums for Executive's continued coverage, pursuant to the
Consolidated Omnibus Budget Reconciliation Act of 1985, under Simon's group medical insurance plan; (c) Simon shall provide Executive with an office without cost to him; and (d) Simon shall reimburse Executive for his business expenses (including telephone expenses) incurred in accordance with Simon's policies. In addition, upon execution of this Agreement, Simon shall provide Executive with an additional one-time lump-sum payment in the amount of $12,000, in respect of any future medical-related expenses that Executive may incur which are not covered by Simon's group medical insurance. After the end of the Consulting Term, Executive, on the reasonable request of Simon, agrees to make himself reasonably available in Los Angeles, California, on a non-exclusive basis, to consult with Simon for a fee of $750 per hour and reimbursement of business expenses incurred by him that have been approved in advance by Simon.

         6. RELEASE BY EXECUTIVE. Upon receipt of the payment provided for in Paragraph 3 hereof, and except for those obligations created by or arising out of this Agreement, the indemnification obligations of Simon under the Indemnification Agreement dated as of February 6, 2002, the indemnification obligations of Simon as set forth in Paragraph 5 of the Employment Agreement, and Paragraph 4 hereof, and excepting The Yucaipa Companies LLC, its affiliates, including Overseas Toys, L.P., OA3, LLC, and Multi-Accounts, LLC, and Ronald Burkle, Executive hereby covenants not to sue and fully releases and discharges Simon, and its parent, subsidiary and affiliated entities, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them (hereinafter together and collectively referred to as the "Simon Releasees") with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, the terminated and released rights and obligations set forth in Paragraph 2 hereof, covenants, actions, suits, causes of action, obligations, debts, interest, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or has at any time heretofore owned or held or may in the future hold as against said Simon Releasees, arising out of or in any way connected with his employment relationship with Simon or the termination thereof, his stockholder status, his Board of Directors status or any other transactions, occurrences, acts or omissions or any loss, damage or injury of any nature or cause whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Simon and/or the Simon Releasees, or any of them, committed or omitted prior to the Effective Date, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, and the California Family Rights Act (collectively "Executive Claims").

         7. RELEASE BY SIMON. Except for those obligations created by or arising out of this Agreement, Simon, on its own behalf and on behalf of its subsidiaries, hereby fully releases and discharges, and covenants not to sue, Executive and/or his descendents, dependents, heirs, executors, spouse, administrators, assigns and successors, past and present, and each of them (the "Executive Releasees"), with respect to and from any and all

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claims, agreements, obligations, losses, liens, damages, injuries, causes of action, rights, demands, contracts, the terminated and released rights and obligations set forth in Paragraph 2 hereof (excepting the $575,000 non-recourse loan described in Paragraph 2 hereof, which will be paid in full by Executive with the pledged shares), covenants, actions, suits, debts, interest, costs, expenses, attorneys' fees, judgments, orders and liabilities of whatever kind or nature, in law, equity or otherwise, known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which it now owns or holds or has at any time owned or held or may in the future hold against Executive and/or the Executive Releasees, resulting from any act or omission by or on the part of Executive and/or the Executive Releasees, or any of them, committed or omitted prior to the Effective Date, including but not limited to any and all claims arising out of or in any way connected with Executive's employment relationship with Simon, or any other occurrences, acts or omissions, or any loss, damage or injury of any nature or cause whatsoever, known or unknown, suspected or unsuspected, hidden or concealed, which Simon now owns or holds or has at any time heretofore owned or held as against Executive and/or the Executive Releasees (collectively "Simon Claims").

         8. MUTUAL WAIVER OF CIVIL CODE SS. 1542. It is the intention of Simon and Executive in executing the releases in Paragraphs 6 and 7, that said releases shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, each hereby knowingly, intentionally, voluntarily, and expressly waives any and all rights and benefits conferred by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         Simon and Executive each acknowledge that he or it may hereafter discover claims or facts in addition to or different from those which he or it now knows or believes to exist with respect to the subject matter of this Agreement or otherwise and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, each hereby knowingly, intentionally, voluntarily, and expressly waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Each acknowledges that he or it understands the significance and consequence of such release and such specific waiver of SECTION 1542.

         Simon and Executive also knowingly, intentionally, voluntarily, and expressly waive any and all rights and benefits conferred by law of any state or territory of the United States or any foreign country or principle of common law that is similar to SECTION 1542 OF THE CALIFORNIA CIVIL CODE.


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         9.       ADEA WAIVER. Executive expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which may have arisen on or before the Effective Date. To this end, Executive further expressly acknowledges and agrees that:

                  a. In return for this Agreement, he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement;

                  b. He was advised by Simon and is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

                  c. He was given a copy of this Agreement on March __, 2002, and informed that he had twenty-one (21) days within which to consider the Agreement (although he may voluntarily choose to shorten that consideration period by signing earlier); and

                  d. He was informed that he has seven (7) days following the date of his execution of the Agreement in which to revoke the Agreement.

         10. NO ASSIGNMENT OR TRANSFER. Simon warrants and represents that it has not heretofore assigned or transferred to any person not a party to this Agreement any Simon Claim or any part or portion thereof, and Executive warrants and represents that he has not heretofore assigned or transferred to any person not a party to this Agreement any Executive Claim or any part or portion thereof. Simon and Executive shall each defend, indemnify and hold harmless the other from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

         11. TAXES. Executive agrees that he shall be exclusively liable for the payment of all of his federal and state taxes which may be due as the result of the consideration received from the settlement of disputed claims as set forth herein and Executive hereby represents that he shall make payments on such taxes at the time and in the amount required of him.

         12. COMPANY PROPERTY. On or before the Effective Date, excluding the Company telephone system installed in Executive's house, Executive shall return to Simon all property belonging to Simon, except that Simon shall give Executive the opportunity to purchase, at their fair-market value, the Company photocopier, computer and fax machine located in Executive's home office, as well as Executive's office furniture (provided, however, that to the extent that any such furniture is currently leased rather than owned by Simon, Executive may elect to assume the payments on such leases and all other obligations thereunder).

         13. CONFIDENTIAL INFORMATION. Executive will not at any time, directly or indirectly, disclose or divulge, any Confidential Information (as hereinafter defined) acquired by him during or in connection with his employment with Simon. As used herein

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"Confidential Information" means all trade secrets of Simon and all other information relating to Simon's business that Simon treats as confidential, including information of others that Simon has agreed to keep confidential; provided, that Confidential Information shall not include any information that has entered or enters the public domain through no fault of Executive or which Executive is required to disclose by legal process or to defend himself in legal proceeding. Executive shall make no use whatsoever, directly or indirectly, of any Confidential Information, except nothing herein is intended to preclude Executive after termination of his employment with Simon from being employed in a similar capacity by others or for his own account and from using the business techniques, knowledge, marketing skills and contacts and relationships which Executive possesses.

         14. ENTIRE AGREEMENT. This instrument constitutes and contains the entire agreement and understanding concerning Executive's employment, termination from the same and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document. It can be amended only by a written instrument executed by Executive and by a duly authorized officer of Simon.

         15. NO WAIVER. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement. Any waiver must be in writing signed by the party making the waiver.

         16. REVOCATION RIGHTS. Executive may revoke this Agreement in its entirety during the seven (7) days following execution of the Agreement by Executive. Any revocation of the Agreement must be in writing and hand delivered to the offices of Tony Kouba, 1445 Fifth Street, Santa Monica, California 90401, during the revocation period. This Agreement will become effective and enforceable seven (7) days following execution by Executive, unless it is revoked during the seven (7) day period.

         17. CHOICE OF LAW. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

         18. CONSTRUCTION OF AGREEMENT. Each party has cooperated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

         19. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.


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         20.      ADVICE. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

         21. COOPERATION. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms. Executive covenants to do all such other reasonable acts, to deliver all such other documents and to provide all reasonably necessary assistance and cooperation as may be reasonably required by Simon in connection with the termination of his employment and separation from Simon. Executive also agrees to provide reasonably necessary assistance and cooperation in connection with the claims made by Simon and McDonald's against one another, as well as in connection with any other legal matters concerning which Executive has knowledge by virtue of his employment with Simon.

         22. NO DISPARAGEMENT. Executive agrees that he will not at any time, orally or in writing, defame or intentionally make disparaging remarks that could be expected to have a material adverse impact on the business reputation or prospects of Simon, except as may be required by law. Simon agrees that its officers and directors will not at any time, orally or in writing, defame or intentionally make disparaging remarks that could be expected to have a material adverse impact on the business reputation or prospects of Executive, except as may be required by law. The sole and exclusive remedy for breach of this Paragraph 22 shall be direct damages only.

         23. AUTHORITY. Simon and Executive each represent to the other and agree that he or it has the full right and authority to enter into this Agreement, and that the person executing this Agreement has the full right and authority to fully commit and bind such party or person.

         24. CHALLENGE TO AGREEMENT. Simon, at its sole expense, agrees to timely contest any challenge by a third party to the validity of one or more provisions of this Agreement in any proceeding in which a challenge is made, provided that, in Simon's reasonable judgment upon consultation with counsel, Simon's contesting such challenge would be reasonably supported by applicable law. In such event, Simon shall take such action as may be necessary to support the validity of this Agreement, all at Simon's sole expense, including but not limited to instructing its lawyers to file papers and make arguments in the proceedings in support of the validity of this Agreement and each of its provisions.

         25. SEVERABILITY. If any provision of this Agreement other than Paragraph 3 ("Payment"), Paragraph 6 ("Release by Executive") or Paragraph 7 ("Release by Simon") is determined by a court of competent jurisdiction to be unlawful, void or for any reason unenforceable, in whole or part, such provision shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement. Should Paragraph 3, 6 or 7 be determined by a court of competent jurisdiction to be unlawful, void or for any reason unenforceable, in whole or part, this Agreement and all of its provisions shall be voidable at the option of the injured party.


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         26.      PENSION PLAN RIGHTS AND ENTITLEMENTS. Notwithstanding anything to the contrary herein stated, Executive shall be entitled to receive all of his rights and entitlements under the Company pension plan and/or profit sharing plans.

         27. DISPUTE RESOLUTION. Any dispute or claim relating to the enforcement or any alleged breach of this Agreement shall be resolved exclusively through final and binding arbitration in Los Angeles, California before a neutral arbitrator, pursuant to the Employment Arbitration Rules of the American Arbitration Association. The parties shall split the costs of the arbitration proceedings, and bear the expense of presenting their own cases, but the prevailing party shall be entitled to recover all costs and expenses incurred, including reasonable attorneys' fees, unless otherwise required by law.

         28. NO ADMISSION. Each of the parties hereto expressly agrees and acknowledges that this Settlement Agreement represents a settlement of disputed claims and that, by entering into this Settlement and General Release Agreement, no party hereto admits or acknowledges the existence of any claim or wrongdoing on his or its part.

         29. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by and receipted for by the party to whom said notice or other communication shall have been directed; (ii) sent by nationally recognized overnight courier; or if (iii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                  (a)      If to Executive, to:

                           Allan I. Brown
                           1121 El Retiro Way
                           Beverly Hills, California 90210

                  with a copy to:

                           Martin N. Gelfand, Esq.
                           Irell & Manella LLP
                           1800 Avenue of the Stars, Suite 900
                           Los Angeles, California 90067-4276

                  (b)      If to Simon, to:

                           Simon Marketing, Inc.
                           Simon Worldwide, Inc.
                           c/o Simon Marketing, Inc.
                           1900 Avenue of the Stars, Suite 550
                           Los Angeles, California 90067-6800
                           Attention:  Chief Executive Officer



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                  with a copy to:

                           Cameron Read, Esq.
                           Choate, Hall & Stewart
                           Exchange Place
                           53 State Street
                           Boston, Massachusetts 02109

or to such other address as may have been furnished to Executive by Simon or to Simon by Executive, as the case may be.


          EXECUTED this _____ day of _______________ 2002, at __________________

County,______________________________.


                                           By __________________________________
                                                   Allan Brown


          EXECUTED this _____ day of _______________ 2002, at __________________

County, ______________________________.

                                           Simon Worldwide, Inc. and Simon
                                           Marketing, Inc.

                                           By __________________________________
                                                   Board Member



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